EXHIBIT 22

                    Subsidiaries of the Registrant
                                 as of
                           October 31, 1997

  A.   Wholly-owned subsidiaries.

  Amwell Chase, Inc., a Delaware corporation.
  Bennington Hunt, Inc., a Delaware corporation.
  Broad Run Sewer Co., Inc., a Delaware corporation.
  Bunker Hill Estates, Inc., a Delaware corporation.
  Chesterbrooke, Inc., a Delaware corporation.
  Connecticut Land Corp., a Delaware corporation.
  Daylesford Development Corp., a Delaware corporation.
  Eastern States Engineering, Inc., a Delaware corporation. Edmunds-Toll Construction Company, an Arizona corporation. Fairway Valley, Inc., a Delaware corporation.
  First Brandywine Investment Corp., a Delaware corporation.
  First Brandywine Investment Corp. II, a Delaware corporation. First Brandywine Investment Corp. III, a Delaware corporation. First Brandywine Management Del. Corp., a Delaware corporation. First Huntingdon Finance Corp., a Delaware corporation.
  Franklin Farms G.P., Inc., a Delaware corporation.
  MA Limited Land Corporation, a Delaware corporation.
  Mansfield Development Corp., a Delaware corporation.
  Maple Point, Inc., a Delaware corporation.
  Maryland Limited Land Corporation, a Delaware corporation. Montgomery Development, Inc., a Delaware corporation.
  Mountain View Real Estate, Inc., a Pennsylvania corporation. Polekoff Farm, Inc., a Pennsylvania corporation.
  Springfield Chase, Inc., a Delaware corporation.
  Stewarts Crossing, Inc., a Delaware corporation.
  Suncoast Properties, Inc., a California corporation.
  TB Proprietary Corp., a Delaware corporation.
  TBGP Corp., a Pennsylvania corporation.
  Tenby Hunt, Inc., a Delaware corporation.
  Toll AZ GP Corp., a Delaware corporation.
  Toll Bros., Inc., a Delaware corporation.
  Toll Bros., Inc., a Pennsylvania corporation.
  Toll Bros. of Arizona, Inc., an Arizona corporation.
  Toll Bros. of North Carolina, Inc., a North Carolina corporation. Toll Bros. of Texas, Inc., a Texas corporation.
  Toll CA GP Corp., a California corporation.
  Toll Corp., a Delaware corporation.
  Toll FL GP Corp., a Florida corporation.
  Toll Holdings, Inc., a Delaware corporation.
  Toll Land Corp. No. 6, a Pennsylvania corporation.
  Toll Land Corp. No. 10, a Delaware corporation.
  Toll Land Corp. No. 20, a Delaware corporation.
  Toll Land Corp. No. 25, a Delaware corporation.
  Toll Land Corp. No. 43, a Delaware corporation.
  Toll Land Corp. No. 45, a Delaware corporation.
  Toll Land Corp. No. 46, a Delaware corporation.
  Toll Land Corp. No. 47, a Delaware corporation.
  Toll Land Corp. No. 48, a Delaware corporation.
  Toll Land Corp. No. 49, a Delaware corporation.
  Toll Land Corp. No. 50, a Delaware corporation.
  Toll Land Corp. No. 51, a Delaware corporation.
  Toll Land Corp. No. 52, a Delaware corporation.
  Toll MI GP Corp., a Michigan corporation.
  Toll NV GP Corp., a Nevada corporation.
  Toll NC GP Corp., a North Carolina corporation.
  Toll OH GP Corp., an Ohio corporation.
  Toll PA GP Corp., a Pennsylvania corporation.
  Toll Peppertree, Inc., a New York corporation.
  Toll Philmont Corporation, a Delaware corporation.
  Toll TN GP Corp., a Tennessee corporation.
  Toll TX GP Corp., a Delaware corporation.
  Toll VA GP Corp., a Delaware corporation.
  Toll Wood Corporation, a Delaware corporation.
  Toll YL, Inc., a California corporation.
  Warren Chase, Inc., a Delaware corporation.
  Westminster Abstract Company, a Pennsylvania corporation. Westminster Mortgage Corporation, a Delaware corporation. Westminster Security Company, a New Jersey corporation.
  Windsor Development Corp., a Pennsylvania corporation.
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  B.   Wholly-owned partnerships

  Afton Chase, L.P., a Pennsylvania limited partnership.
  Alexandria Hunt, L.P., a New Jersey limited partnership
  Audubon Ridge, L.P., a Pennsylvania limited partnership.
  BBCC Golf, L.P., a Pennsylvania limited partnership.
  Beaumont Chase, L.P., a Pennsylvania limited partnership.
  Belmont Country Club, L.P., a Virginia limited partnership.
  Belmont Land, L.P., a Virginia limited partnership.
  Bennington Hunt, L.P., a New Jersey limited partnership.
  Bernards Chase, L.P., a New Jersey limited partnership.
  Binks Estates Limited Partnership, a Florida limited partnership.
  The Bird Estate Limited Partnership, a Massachusetts limited partnership. Blue Bell Country Club, L.P., a Pennsylvania limited partnership. Branchburg Ridge, L.P., a New Jersey limited partnership.
  Brandywine River Estates, L.P., a Pennsylvania limited partnership.
  Brass Castle Estates, L.P., a New Jersey limited partnership.
  Bridle Estates, L.P., a Pennsylvania limited partnership.
  Buckingham Woods, L.P., a Pennsylvania limited partnership.
  Bucks County Country Club, L.P., a Pennsylvania limited partnership.
  CC Estates Limited Partnership, a Massachusetts limited partnership. Calabasas View, L.P., a California limited partnership.
  Camden Forest Limited Partnership, a North Carolina limited partnership. Charlestown Hills, L.P., a New Jersey limited partnership.
  Chesterbrooke Limited Partnership, a New Jersey limited partnership. Chesterfield Hunt, L.P., a New Jersey limited partnership.
  Cobblestones at Thornbury, L.P., a Pennsylvania limited partnership.
  Cold Spring Hunt, L.P., a Pennsylvania limited partnership.
  Coleman-Toll Limited Partnership, a Nevada limited partnership.
  Conant Valley Estates, L.P., a New York limited partnership.
  Concord Chase, L.P., a Pennsylvania limited partnership.
  Cortlandt Chase, L.P., a New York limited partnership.
  Creek Road Facility, L.P., a Pennsylvania limited partnership.
  Crosswicks Chase, L.P., a New Jersey limited partnership.
  Delray Limited Partnership, a Florida limited partnership.
  Dolington Estates, L.P., a Pennsylvania limited partnership.
  Eagle Farm Limited Partnership, a Massachusetts limited partnership. Edmunds-Toll Limited Partnership, an Arizona limited partnership. Eldorado Country Estates, L.P., a Texas limited partnership.
  Estates at Autumnwood, L.P., a Delaware limited partnership.
  The Estates at Brooke Manor Limited Partnership, a Maryland limited partnership.

  The Estates at Century Oak, L.P., a Virginia limited partnership.
  Estates at Coronado Pointe, L.P., a California limited partnership.
  The Estates at Potomac Glen Limited Partnership, a Maryland limited partnership.
  Estates at Princeton Junction, L.P., a New Jersey limited partnership.
  Estates at Rivers Edge, L.P., a Pennsylvania limited partnership.
  Estates at San Juan Capistrano, L.P., a California limited partnership. Estates at Shore Oaks, L.P., a New Jersey limited partnership.
  The Estates at Summit Chase, L.P., a California limited partnership.
  Fair Oaks Hunt, L.P., a Virginia limited partnership.
  Fairfax Station Hunt, L.P., a Virginia limited partnership.
  Fairfield Chase Limited Partnership, a Connecticut limited partnership. Fairway Mews Limited Partnership, a New Jersey limited partnership.
  Farmwell Hunt, L.P., a Virginia limited partnership.
  Franklin Chase Limited Partnership, a Massachusetts limited partnership. Franklin Farms Limited Partnership, a Massachusetts limited partnership. Franklin Oaks Limited Partnership, a Massachusetts limited partnership. Freehold Chase, L.P., a New Jersey limited partnership.
  Great Falls Hunt, L.P., a Virginia limited partnership.
  Greens at Waynesborough, L.P., a Pennsylvania limited partnership.
  Greenwich Chase, L.P., a New Jersey limited partnership.
  Greenwich Station, L.P., a New Jersey limited partnership.
  Holland Ridge, L.P., a New Jersey limited partnership.
  Holliston Hunt Limited Partnership, a Massachusetts limited partnership. Hopewell Hunt, L.P., a New Jersey limited partnership.
  Huckins Farm Limited Partnership, a Massachusetts limited partnership
  Hunter Mill, L.P., a Virginia limited partnership.
  Hunterdon Chase, L.P., a New Jersey limited partnership.
  Huntington Estates Limited Partnership, a Connecticut limited partnership. Hurley Ridge Limited Partnership, a Maryland limited partnership.
  Independence Hill, L.P., a New Jersey limited partnership.
  Kensington Woods Limited Partnership, a Massachusetts limited partnership. Knolls of Birmingham, L.P., a Pennsylvania corporation.
  Lakeridge, L.P., a Pennsylvania limited partnership.
  Lakeway Hills Properties, L.P., a Texas limited partnership.
  Laurel Creek, L.P., a New Jersey limited partnership.
  Mallard Lakes, L.P., a Texas limited partnership.
  Manalapan Hunt, L.P., a New Jersey limited partnership.
  Marshallton Chase, L.P.. a Pennsylvania limited partnership.
  Mercer Land, L.P., a Virginia limited partnership.
  Mill Road Estates, L.P., a Pennsylvania limited partnership.
  Montgomery Chase, L.P., a New Jersey limited partnership.
  Montgomery Crossing, L.P., a New Jersey limited partnership.
  Mongomery Oaks, L.P., a New Jersey limited partnership.
  Moorestown Hunt, L.P., a New Jersey limited partnership.
  Mount Kisco Chase, L.P., a New York limited partnership.
  NC Country Club Estates Limited Partnership, a North Carolina limited partnership.
  Newtown Chase Limited Partnership, a Connecticut limited partnership. Northampton Crest, L.P., a Pennsylvania limited partnership.
  Norwalk Hunt Limited Partnership, a Connecticut limited partnership.
  Pickering Hill Farms, L.P., a Pennsylvania limited partnership.
  The Preserve Limited Partnership, a North Carolina limited partnership.
  The Preserve at Annapolis Limited Partnership, a Maryland limited partnership. Preserve at Boca Raton Limited Partnership, a Florida limited partnership. Preston Village Limited Partnership, a North Carolina limited partnership. Princeton Hunt, L.P., a New Jersey limited partnership.
  Providence Limited Partnership, a North Carolina limited partnership. Providence Hunt, L.P., a Pennsylvania limited partnership.
  Providence Plantation Limited Partnership, a North Carolina limited partnership.
  River Crossing, L.P., a Pennsylvania limited partnership.
  Rolling Greens, L.P., a New Jersey limited partnership.
  Rose Hollow Crossing Associates, a Pennsylvania limited partnership.
  Rose Tree Manor, L.P., a Pennsylvania limited partnership.
  Salem Chase, L.P., a New York limited partnership.
  Seaside Estates Limited Partnership., a Florida limited partnership. Shell-Toll YL, L.P., a California limited partnership.
  Shrewsbury Hills Limited Partnership, a Massachusetts limited partnership. Shrewsbury Hunt Limited Partnership, a Massachusetts limited partnership. Somers Chase, L.P., a New York limited partnership.
  Somerset Development Limited Partnership, a North Carolina limited partnership.
  Southlake Woods, L.P., a Texas limited partnership.
  Southport Landing Limited Partnership, a Connecticut limited partnership. Springton Pointe, L.P., a Pennsylvania limited partnership.
  Stoney Ford Estates, L.P., a Pennsylvania limited partnership.
  Suncoast Properties, L.P., a California limited partnership.
  TBB, L.P., a Pennsylvania limited partnership.
  TBI Belmont, L.P., a Pennsylvania limited partnership.
  TBI Laurel Creek, L.P., a Pennsylvania limited partnership.
  TBI/Heron Bay Limited Partnership, a Florida limited partnership.
  TBI/Naples Limited Partnership, a Florida limited partnersh
  TBI/Palm Beach Limited Partnership, a Florida limited partnership.
  Tenby Hunt, L.P., a Delaware limited partnership.
  Thornbury Knoll, L.P., a Pennsylvania limited partnership.
  Thornbury Treatment Plant, L.P., a Pennsylvania limited partnership.
  Toll at Daventry Park, L.P., an Ohio limited partnership.
  Toll at Payne Ranch, L.P., a California limited partnership.
  Toll at Potomac Woods L.P., a Virginia limited partnership.
  Toll at Princeton Walk, L.P., a New Jersey limited partnership.
  Toll at Whippoorwill, L.P., a New York limited partnership.
  Toll Land Limited Partnership, a Connecticut limited partnership.
  Toll Land II Limited Partnership, a New Jersey limited partnership.
  Toll Land III Limited Partnership, a Delaware limited partnership.
  Toll Land IV Limited Partnership, a New Jersey limited partnership.
  Toll Land V Limited Partnership, a New York limited partnership.
  Toll Land VI Limited Partnership, a New York limited partnership.
  Toll Land VII Limited Partnership, a New York limited partnership.
  Toll Land VIII Limited Partnership, a New York limited partnership.
  Toll Land XI Limited Partnership, a New Jersey limited partnership.
  Toll Land XII Limited Partnership, a New York limited partnership.
  Toll Land XIII Limited Partnership, a New York limited partnership.
  Toll Land XIV Limited Partnership, a New York limited partnership.
  Toll Land XV Limited Partnership, a Virginia limited partnership.
  Toll Land XVI Limited Partnership, a New Jersey limited partnership.
  Toll Land XVII Limited Partnership, a Connecticut limited partnership.
  Toll Land XVIII Limited Partnership, a Connecticut limited partnership.
  Toll Land XIX Limited Partnership, a California limited partnership.
  Toll Land XX Limited Partnership, a California limited partnership.
  Toll Land XXI Limited Partnership, a Virginia limited partnership.
  Toll Land XXII Limited Partnership, a California limited partnership.
  Toll Land XXIII Limited Partnership, a California limited partnership.
  Toll Land XXIV Limited Partnership, a Virginia limited partnership.
  Toll Land XXV Limited Partnership, a New Jersey limited partnership.
  Toll Land XXVI Limited Partership, an Ohio limited partnership.
  Toll Naval Associates, a Pennsylvania general partnership.
  Toll Northville Limited Partnership, a Michigan limited partnership.
  Toll Northville Golf Limited Partnership, a Michigan limited partnership.
  Toll Peppertree, L.P., a New York limited partnership.
  Trumbull Hunt Limited Partnership, a Connecticut limited partnership.
  Uwchlan Woods, L.P., a Pennsylvania limited partnership.
  Valley Forge Woods, L.P., a Pennsylvania limited partnership.
  Valley View Estates Limited Partnership, a Massachusetts limited partnership. Warwick Chase, L.P., a Pennsylvania limited partnership.
  Washington Greene Development, L.P., a New Jersey limited partnership.
  West Amwell Limited Partnership, a New Jersey limited partnership.
  Whiteland Woods, L.P., a Pennsylvania limited partnership.
  Whitford Ridge, L.P., a Pennsylvania limited partnership.
  Wichita Chase, L.P., a Texas limited partnership.
  Willowdale Crossing, L.P., a Pennsylvania limited partnership.
  Wilson Concord, L.P., a Tennessee limited partnership.
  Wilton Hunt Limited Partnership, a Connecticut limited partnership.
  Woodbury Estates, L.P., a New Jersey limited partnership.
  The Woods at Highland Lakes, L.P., an Ohio limited partnership.
  The Woods at Long Valley, L.P., a New Jersey limited partnership.
  The Woods at Muddy Branch Limited Partnership, a Maryland limited partnership. Wrightstown Hunt, L.P., a Pennsylvania limited partnership.
  Yardley Estates, L.P., a Pennsylvania limited partnership.



  C.   Finance partnerships.

  Toll Brothers Finance Co., a New Jersey general partnership.
  TBI Finance Co. II, a New Jersey general partnership.


  D.   Business trust.

  First Brandywine Business Trust, a Delaware business trust.

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